Exhibit 99

CONTACT:	Gary S. Maier/Crystal Warner
Maier & Company, Inc.
(310) 442-9852

KEYSTONE AUTOMOTIVE INDUSTRIES

REPORTS FISCAL 2006 FOURTH QUARTER/ YEAR-END RESULTS

— Net Income Climbs 74.0 Percent for Quarter; 56.1 Percent for Year —

POMONA, CA – June 8, 2006 –Keystone Automotive Industries, Inc. (NasdaqNM:KEYS) today reported record earnings and sales for its fourth quarter and fiscal year ended March 31, 2006.

Net income for the fiscal fourth quarter increased 74.0 percent to $7.6 million, or $0.46 per diluted share, from $4.3 million, or $0.27 per diluted share, a year ago. Net sales for the same period climbed 18.0 percent to $179.9 million from $152.5 million last year.

For the full fiscal year, net income jumped 56.1 percent to $22.3 million, or $1.38 per diluted share, from $14.3 million, or $0.90 per diluted share last year. Net sales for the fiscal year climbed 12.7 percent to $628.3 million from $557.7 million in fiscal 2005.

Same store sales growth for the fourth quarter and fiscal year were 11.6 percent and 11.3 percent (adjusted to reflect the 53-week period a year ago), respectively.

“Fiscal 2006 was an outstanding year for Keystone. Our results for fiscal 2006 reflect, among other things, improved fulfillment rates to our customers, improved operating efficiencies, increased momentum within the aftermarket collision repair industry and the dedication of the Keystone team to continuous improvement,” said Richard L. Keister, president and chief executive officer.

Keister noted that the company’s acquisition in October 2005 of Veng USA, a provider of generic collision parts in New England, contributed to the company’s solid performance. He added that in April, the company successfully converted the Veng locations to Keystone’s ERP systems and processes.

Subsequent to its fiscal year end, Keystone announced its intention to relocate some of the company’s senior executives to new offices in Nashville, Tennessee, with a majority of the company’s accounting, IT and marketing operations remaining in California. Select corporate offices relocating to Nashville include the chief executive officer, the chief financial officer, and the chief people officer. As previously indicated, the decision to relocate the offices of certain corporate executives to Nashville reflects the strategic evolution of Keystone. “With more than 3,700 team

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members located across the United States and more than half of the company’s operations east of the Mississippi River, the practical benefits of relocating the senior team to a central geographic location are clearly significant,” Keister added.

Teleconference and Web Cast

Richard L. Keister, president and chief executive officer, and Jeff Gray, chief financial officer, will host an investor conference call today at 11:00 a.m. Pacific Time to discuss the company’s financial results and operations for the fiscal year. The call will be open to all interested investors either through a live audio Web broadcast via the Internet at www.keystone-auto.com and www.vcall.com, or live by calling (877) 440-9648 (domestic) or (706) 679-0668 (international) with call ID number 9840183. For those who are not available to listen to the live broadcast, the call will be archived for two weeks on both Web sites. A telephone playback of the conference call will also be available from 2:00 p.m. PDT Thursday, June 8 through 9:00 p.m. Tuesday, June 13 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 9840183.

About Keystone

Keystone Automotive Industries, Inc. distributes its products primarily to collision repair shops through its 136 distribution facilities, of which 22 serve as regional hubs, located in 38 states and Canada. Its product lines consist of automotive body parts, bumpers, and remanufactured alloy wheels, as well as paint and other materials used in repairing a damaged vehicle. These products comprise more than 19,000 stock keeping units that are sold to more than 25,000 repair shops throughout the United States and Canada.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting the company will be those anticipated by the company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors, including but not limited to the ability to achieve the initiatives in place for fiscal 2007, the impact of increased competition and the aggressive actions being taken by certain car manufacturers to negatively impact the aftermarket collision replacement parts industry, the impact on the company as a result of actions which have been, or in the future may be, taken by insurance companies with respect to the use of aftermarket products in the repair of vehicle, and the impact of moving the company’s chief executive offices to Nashville. Reference is also made to the Cautionary Statements set forth in the company’s Form 10-K Annual Report filed with the Securities and

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Exchange Commission(SEC) for the fiscal year ended April 1, 2005 and in Part II,Item 5 of its Form 10-Qs filed with the SEC thereafter for additional risks and uncertainties facing the company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended March 31, 2006	Thirteen Weeks Ended April 1, 2005 (restated)	Fifty-Two Weeks Ended March 31, 2006	Fifty-Three Weeks Ended April 1, 2005
Net Sales	$179,939	$152,549	$628,328	$557,705
Cost of Sales	97,914	85,663	346,362	314,792

Gross Profit	82,025	66,886	281,966	242,913
Operating Expenses:
Selling & Distribution	54,171	45,345	189,665	167,721
General & Administrative	15,056	15,089	56,732	54,258

Operating Income	12,798	6,452	35,569	20,934
Other Income	255	778	2,243	2,881
Interest Expense	(304)	(43)	(770)	(259)

Income Before Income Taxes	12,749	7,187	37,042	23,556
Income Taxes	5,186	2,841	14,784	9,296

Net Income	$7,563	$4,346	$22,258	$14,260

Per Common Share
Income
Basic:	$0.47	$0.28	$1.39	$0.91

Diluted:	$0.46	$0.27	$1.38	$0.90

Weighted average common shares outstanding:
Basic:	16,157	15,782	16,000	15,642

Diluted:	16,311	15,915	16,095	15,787

Note: The preliminary condensed consolidated statements of income have been prepared on a basis consistent with the company’s previously prepared statements of income filed with the Securities and Exchange Commission for its prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006	April 1, 2005
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,733	$4,054
Accounts receivable, net of allowance of $935 at March 2006 and $1,269 at April 2005	56,774	49,719
Inventories, primarily finished goods	128,458	119,679
Other current assets	17,137	12,018

Total current assets	207,102	185,470
Plant, property and equipment, net	33,713	31,079
Goodwill	39,369	11,309
Other intangibles, net of accumulated amortization of $1,544 at March 2006 and $3,851 at April 2005	1,402	925
Other assets	7,107	5,801

Total assets	$288,693	$234,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Credit facility	$9,544	$—
Accounts payable	35,310	25,950
Accrued liabilities	19,519	14,274

Total current liabilities	64,373	40,224
Other long-term liabilities	1,373	2,583
Shareholders’ Equity:
Preferred stock, no par value:
Authorized shares—3,000
None issued and outstanding	—	—
Common stock, no par value:
Authorized shares—50,000
Issued and outstanding shares 16,269 at March 2006 and 15,839 at April 2005, at stated value	97,956	93,244
Restricted Stock	1,154	460
Additional paid-in capital	10,470	7,695
Retained earnings	113,359	91,101
Accumulated other comprehensive loss	8	(723)

Total shareholders’ equity	222,947	191,777

Total liabilities and shareholders’ equity	$288,693	$234,584

Note: The preliminary condensed consolidated balance sheets have been prepared on a basis consistent with the company’s previously prepared balance sheets filed with the Securities and Exchange Commission for its prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.